Exhibit 99.1
Cidara Provides Corporate Update and Reports Third Quarter 2020 Financial Results

SAN DIEGO, November 5, 2020 -- Cidara Therapeutics, Inc. (Nasdaq: CDTX), a biotechnology company developing long-acting therapeutics designed to transform the standard of care for patients facing serious fungal or viral infections, today reported financial results for the three months ended September 30, 2020, and provided an update on its corporate activities.

“We continue to make important progress advancing rezafungin through Phase 3 clinical development. Based on current enrollment trends, we now anticipate top-line data from the ReSTORE trial by the end of 2021, although we continue to monitor the impact of the COVID-19 pandemic on enrollment in our clinical trials,” said Jeffrey Stein, Ph.D., President and Chief Executive Officer of Cidara. “This quarter, we were also pleased to announce the formation of a scientific advisory board as well as the presentation of new clinical data on rezafungin and preclinical data on our Cloudbreak influenza program.”

Recent Corporate Highlights

•Strengthened expertise in viral and fungal infections and hematology through formation of scientific advisory board: In July, Cidara announced the formation of a scientific advisory board. The board consists of:
◦Frederick G. Hayden, MD, FACP, Stuart S. Richardson Professor Emeritus of Clinical Virology at University of Virginia School of Medicine; Professor Emeritus of Medicine at University of Virginia, Charlottesville, VA,
◦Michael G. Ison, MD, MS, FIDSA, FAST, Professor, Divisions of Infectious Diseases and Organ Transplantation at Northwestern University Feinberg School of Medicine; Medical Director, Transplant & Immunocompromised Host Infectious Diseases Service at Northwestern University Comprehensive Transplant Center, Chicago, IL,

◦Johan A Maertens, MD, PhD, FECCM, Professor of Internal Medicine and Hematology, Acute Leukemia and Transplantation Unit at University Hospitals Leuven; Department of Microbiology, Immunology and Transplantation at KULeuven, Leuven, Belgium, and
◦Kieren Marr, MD, MBA, Professor of Medicine and Oncology Director, Transplant and Oncology Infectious Diseases Program and Vice Chair for Innovation in Healthcare Implementation, Department of Medicine at Johns Hopkins University School of Medicine, Baltimore, MD.
These globally recognized key opinion leaders were recruited to help advise on the direction and design of the company’s development programs with an emphasis on the continued development and expansion of the company’s Cloudbreak Antiviral Conjugate (AVC) program.

•Presented new clinical and preclinical data for rezafungin and influenza AVCs at IDWeek 2020: In October, Cidara presented two oral abstracts and seven posters at IDWeek 2020, the joint annual meeting of the Infectious Diseases Society of America (IDSA), Society for Healthcare Epidemiology of America (SHEA), the HIV Medical Association (HIVMA), the Pediatric Infectious Diseases Society (PIDS) and the Society of Infectious Diseases Pharmacists (SIDP).

•Presented clinical and preclinical data for rezafungin at the 2020 American College of Clinical Pharmacy (ACCP) Annual Meeting: In October, Cidara presented two posters at the 2020 ACCP Annual Meeting.

•Participated in multiple investor conferences: Cidara recently participated in B. Riley FBR’s Virtual Summer Series panel on antiviral therapeutics, Citi’s 15th Annual BioPharma Conference and the Maxim Conference: “A Too Quiet Pandemic – Fungal Disease.” The company also recently presented at the 2020 Wedbush PacGrow Healthcare Virtual Conference, the H.C. Wainwright 22nd Annual Global Investment Conference and the Cantor Fitzgerald Virtual Global Healthcare Conference.

Third Quarter 2020 Financial Results

•Cash, cash equivalents and restricted cash totaled $53.7 million as of September 30, 2020, compared with $60.3 million as of December 31, 2019.
•As of September 30, 2020, Cidara had 43,936,026 shares of common stock outstanding, and 1,044,278 shares of Series X convertible preferred stock outstanding, which are convertible into 10,442,780 shares of common stock.
•Revenue totaled $2.4 million and $8.3 million for the three and nine months ended September 30, 2020, compared with $19.1 million for the same periods in 2019. Revenue for the three and nine months ended September 30, 2019 included $17.9 million of revenue recognized upon transfer of an intellectual property license to Mundipharma. The remaining revenue for all periods relates to ongoing research and development and clinical supply services provided to Mundipharma.

•Research and development expenses were $16.3 million and $46.9 million for the three and nine months ended September 30, 2020, respectively, compared to $11.5 million and $34.9 million for the same periods in 2019. The increase in research and development expenses is primarily due to higher clinical expenses associated with the rezafungin clinical trials and increased spend on our Cloudbreak antiviral platform.
•General and administrative expenses were $3.7 million and $11.8 million for the three and nine months ended September 30, 2020, respectively, compared to $4.6 million and $11.8 million for the same periods in 2019. The decrease in general and administrative expenses is primarily due to lower consulting and personnel related expenses.
•Net loss for the three months ended September 30, 2020 was $17.6 million, compared to net income of $3.0 million for the same period in 2019. For the nine months ended September 30, 2020 and 2019, net loss was $50.5 million and $27.1 million, respectively.

About Cidara Therapeutics
Cidara is developing long-acting therapeutics designed to transform the standard of care for patients facing serious fungal or viral infections. The Company’s portfolio is comprised of its lead antifungal candidate, rezafungin, in addition to AVCs for the prevention and treatment of influenza and other viral diseases from Cidara’s proprietary Cloudbreak® antiviral platform. Cidara is headquartered in San Diego, California. For more information, please visit www.cidara.com.

Forward-Looking Statements
This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. “Forward-looking statements” describe future expectations, plans, results, or strategies and are generally preceded by words such as “anticipates,” “expect,” “may,” “plan” or “will”. Forward-looking statements in this release include, but are not limited to, statements related to the anticipated timing of top-line data from the ReSTORE trial. Such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, such as unanticipated delays in or negative results from Cidara’s clinical trials, impacts of the COVID-19 pandemic on patient enrollment or other obstacles to the development of rezafungin and advancement of Cidara’s other development programs. These and other risks are identified under the caption “Risk Factors” in Cidara’s most recent Quarterly Report on Form 10-Q and other filings subsequently made with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. Cidara does not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events or otherwise.

INVESTOR CONTACT:
Brian Ritchie
LifeSci Advisors
(212) 915-2578
britchie@lifesciadvisors.com

MEDIA CONTACT:
Karen O’Shea, Ph.D.
LifeSci Communications
(929) 469-3860
koshea@lifescicomms.com

CIDARA THERAPEUTICS, INC.
Condensed Consolidated Balance Sheets

	September 30, 2020	December 31, 2019
(In thousands)	(unaudited)
ASSETS
Cash, cash equivalents, and restricted cash	$53,668	$60,268
Other current assets	6,519	5,546
Non-current assets	3,482	3,162
Total assets	$63,669	$68,976

LIABILITIES AND STOCKHOLDERS' EQUITY
Total liabilities	$34,116	$31,141
Stockholders' equity	29,553	37,835
Total liabilities and stockholders' equity	$63,669	$68,976

CIDARA THERAPEUTICS, INC.
Condensed Consolidated Statements of Operations (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands, except share and per share data)	2020	2019	2020	2019
Revenues:
Collaboration revenue	$2,416	$19,100	$8,338	$19,100
Total revenues	2,416	19,100	8,338	19,100
Operating expenses:
Research and development	16,258	11,499	46,888	34,911
General and administrative	3,687	4,573	11,751	11,833
Total operating expenses	19,945	16,072	58,639	46,744
Income (loss) from operations	(17,529)	3,028	(50,301)	(27,644)
Other income (expense):
Change in fair value of contingent forward purchase obligations	—	—	—	411
Interest income (expense), net	(103)	11	(176)	164
Total other income (expense), net	(103)	11	(176)	575
Net income (loss) and comprehensive income (loss)	$(17,632)	$3,039	$(50,477)	$(27,069)
Allocation of earnings to participating securities	—	(444)	—	—
Recognition of beneficial conversion feature	—	—	(2,762)	—
Net income (loss) attributable to common shareholders	$(17,632)	$2,595	$(53,239)	$(27,069)
Basic net earnings (loss) per common share	$(0.41)	$0.08	$(1.31)	$(1.05)
Diluted net earnings (loss) per common share	$(0.41)	$0.08	$(1.31)	$(1.05)

Shares used to compute basic net earnings (loss) per common share	43,208,308	33,961,117	40,685,828	25,735,134
Shares used to compute diluted net earnings (loss) per common share	43,208,308	39,807,138	40,685,828	25,735,134